Exhibit 32.1
SECTION 1350 CERTIFICATIONS

I, Kevin R. Mandia, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Annual Report of FireEye, Inc. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of FireEye, Inc.

Date: February 22, 2019	/s/ Kevin R. Mandia
Kevin R. Mandia
Chief Executive Officer
(Principal Executive Officer)

I, Frank E. Verdecanna, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Annual Report of FireEye, Inc. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of FireEye, Inc.

Date: February 22, 2019	/s/ Frank E. Verdecanna
Frank E. Verdecanna
Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Financial and Accounting Officer)